UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

LOGICBIO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LogicBio Therapeutics, Inc.

65 Hayden Avenue, Floor 2

Lexington, MA 02421

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of LogicBio Therapeutics, Inc. (the “Company” or “LogicBio”) will be held on June 11, 2021, at 9:00 a.m. E.T., in a virtual meeting format at www.meetingcenter.io/252372261, for the purpose of considering and voting on the following two company-sponsored proposals:

1.	To elect Frederic Chereau, Richard Moscicki and Michael Wyzga as Class III directors, each for a three-year term.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement accompanying this Notice. This notice, the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) can be accessed at the following website: www.envisionreports.com/LOGC.

Our Board of Directors recommends that you vote “for” each nominee for Class III director (proposal no. 1) and “for” ratification of the proposed independent registered public accounting firm (proposal no. 2).

April 22, 2021 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders as of the record date will be available for stockholder inspection at the headquarters of the Company, 65 Hayden Avenue, Floor 2, Lexington, MA 02421, during ordinary business hours, from June 1, 2021 to the date of the Annual Meeting. The list will also be available for inspection during the Annual Meeting.

Due to the ongoing COVID-19 pandemic and in the best interest of public health and the health and safety of our Board of Directors, employees and stockholders, we are holding a virtual-only meeting. Stockholders can attend the meeting via the Internet at www.meetingcenter.io/252372261 and submit questions related to the business of the Annual Meeting and to vote shares electronically at the Annual Meeting.

You will need your 15-digit control number, which appears in the Important Notice Regarding the Availability of Proxy Materials or your proxy card (printed in the shaded bar), or within the body of the email sending the proxy statement, to fully participate in the Annual Meeting virtually via the internet. If you hold shares beneficially through a bank, broker or other nominee (that is, in “street name”), you must register in advance to gain access to the Annual Meeting, submit questions and to vote shares during the meeting. To register, you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from them, you must submit a copy of this legal proxy, along with your name and email address, to Computershare at legalproxy@computershare.com. Alternatively, you may mail your legal proxy to the following address: Computershare, LogicBio Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and received no later than 5 p.m. Eastern Time on June 8, 2021. You will receive an email from Computershare confirming your registration and providing your control number. You will need your control number to access the Annual Meeting, submit questions and vote your shares electronically. The password for the meeting is LOGC2021.

Your vote is important. Whether or not you expect to attend the virtual-only Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received and submit your proxy by the Internet or telephone or by signing, dating and returning the proxy card included in these materials in order to ensure that your vote is recorded. If you choose to attend the virtual-only Annual Meeting, you may still vote your shares during the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the virtual-only Annual Meeting. Thank you for your ongoing support of and interest in LogicBio Therapeutics, Inc.

By Order of the Board of Directors

Frederic Chereau
Chief Executive Officer, President and Director
April 27, 2021

-i-

LogicBio Therapeutics, Inc.

65 Hayden Avenue, Floor 2

Lexington, MA 02421

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 11, 2021 at 9:00 a.m. ET

This proxy statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders of LogicBio Therapeutics, Inc., including any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. ET via the Internet at www.meetingcenter.io/252372261.

In this proxy statement, we refer to LogicBio Therapeutics, Inc. as “LogicBio,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 27, 2021, we made available this proxy statement and the attached Notice of 2020 Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting, and we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, containing our financial statements for the fiscal year ended December 31, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2021

This proxy statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.envisionreports.com/LOGC. To view these materials, please have your 15-digit control number(s) available that appears on the Availability of Proxy Materials or your proxy card (printed in the shaded bar), or within the body of the email sending the proxy statement.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” tab of the “Investors” section of our website at www.logicbio.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: LogicBio Therapeutics, Inc., 65 Hayden Avenue, Floor 2, Lexington, MA 02421, Attention: Chief Financial Officer. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and therefore we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We could be an emerging growth company through 2023, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.00 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of LogicBio Therapeutics, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders to be held at 9:00 a.m. ET via a live webcast at www.meetingcenter.io/252372261 including any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement along with the accompanying Notice of 2021 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 because you owned shares of LogicBio common stock on the record date.

When were this proxy statement and the accompanying materials sent to stockholders?

On or about April 27, 2021, we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 22, 2021. Only stockholders who owned our common stock at the close of business on April 22, 2021 are entitled to vote at the Annual Meeting.

Why a virtual Annual Meeting?

Due to the ongoing public health impact of the COVID-19 pandemic and in the best interest of public health and the health and safety of our Board of Directors, employees and stockholders, we are holding a virtual-only Annual Meeting. Stockholders will be able to attend the Annual Meeting online and submit questions by visiting www.meetingcenter.io/252372261.Stockholders will also be able to submit questions related to the business of the Annual Meeting and to vote their shares electronically during the Annual Meeting.

How do I attend the Annual Meeting?

Our Annual Meeting will begin promptly at 9:00 a.m. ET in a virtual meeting format at www.meetingcenter.io/252372261. To participate in the Annual Meeting, you will need the 15-digit control number included in your Important Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures.

If you hold shares beneficially through a bank, broker or other nominee (that is, in “street name”), you must register to advance to gain access to the Annual Meeting, submit questions and to vote shares during the meeting. To register, you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from them, you must submit a copy of this legal proxy, along with your name and email address, to Computershare at legalproxy@computershare.com. Alternatively, you may mail your legal proxy to the following address: Computershare, LogicBio Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and received no later than 5 p.m. Eastern Time on June 8, 2021. You will receive an email from Computershare confirming your registration and providing your control number. You will need your control number to access the Annual Meeting, submit questions and vote your shares electronically. The password for the meeting is LOGC2021.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble Accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

How many votes can be cast by all stockholders?

A total of 32,160,459 shares of common stock of the Company were outstanding on April 22, 2021 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. You may vote by proxy via the Internet at www.envisionreports.com/LOGC by following the instructions provided on the Important Notice Regarding the Availability of Proxy Materials or the proxy card. Have the Important Notice Regarding the Availability of Proxy Materials, which contains your control number, available when voting by Internet.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-652-VOTE (8683) and by following the instructions provided on the proxy card. You must have the 15-digit control number that is on either the notice or the proxy card when voting.

•

By Mail. If you received a proxy card, complete and mail your proxy card in the postage prepaid envelope, and return the proxy card in accordance with the instructions on the proxy card. If you vote by Internet, please do not mail your proxy card. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•

By Attending the Virtual-only Annual Meeting. You may vote your shares at www.meetingcenter.io/252372261 during the Annual Meeting. You will need the 15-digit control number that is on either the notice or the proxy card when voting and the instructions accompanying these proxy materials.

If your shares of common stock are held in street name (that is, held for your account by a broker, bank or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker, bank or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker, bank or other nominee explaining how to vote your shares.

•

At the Annual Meeting. The meeting will be held entirely online. Please note that if you hold your shares through a broker, bank or other nominee, in order to join the Annual Meeting as a stockholder and be able to vote and submit questions during the meeting, you will need to contact your broker, bank or other nominee to receive proof of your beneficial ownership and submit such proof, along with your name and email address, to Computershare no later than 5:00 p.m. Eastern Time on June 8, 2021, which may be submitted via: (i) email to legalproxy@computershare.com or (ii) mail to Computershare, LogicBio Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. You will receive a confirmation of your registration by email after we receive your registration materials.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1:	FOR the election of Frederic Chereau, Richard Moscicki and Michael Wyzga as Class III directors.

Proposal 2:	FOR ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Who pays the cost for soliciting proxies?

LogicBio will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock, as well as support for hosting of the virtual Annual Meeting. LogicBio may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for such services.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on certain routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2, which is considered a routine matter, but not on any of the other proposals.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by voting during the Annual Meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all proposals, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item?

Proposal 1: Elect Directors

As this is an uncontested election of directors, each director nominee must receive a greater number of shares voted FOR his election than shares voted AGAINST such election (also known as a “majority” of the votes cast) to be elected a director. You may vote either FOR the nominee or AGAINST the nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will also have no effect on the results of this vote.

Proposal 2: Ratify Selection of our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without voting instructions from the beneficial owner. Accordingly, we do not expect broker non-votes for this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the Audit Committee of the Board of Directors will reconsider its selection.

Could other matters be decided at the Annual Meeting?

LogicBio does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Subject to the provisions of our bylaws, your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one notice of internet availability of proxy materials, proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with a broker or other nominee. Please vote in accordance with the instruction set forth on the notice of internet availability, proxy card or voting instruction form with respect to all of your shares.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save LogicBio the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 7, 2021 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below) and all directors and executive officers as a group. The number of shares beneficially owned by each entity or person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 7, 2021 through the exercise of any stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable common property laws, the persons in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Shares of common stock subject to options, warrants or other rights that are now exercisable or are exercisable within 60 days after April 7, 2021 are considered outstanding for purposes of computing the percentage ownership of the persons holding these options, warrants or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 7, 2021, there were 32,082,766 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o LogicBio Therapeutics, Inc., 65 Hayden Avenue, Floor 2, Lexington, MA 02421.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned

5% or greater stockholders:

OrbiMed Advisors, LLC(2)	8,466,783	26.4%

Arix Bioscience Holdings Ltd.(3)	2,381,436	7.4%

BioDiscovery(4)	1,787,913	5.6%

Directors and named executive officers:

Frederic Chereau(5)	975,669	3.0%

Kyle Chiang(6)	101,928	*

Mariana Nacht	—	—

Bryan Yoon(7)	41,249	*

Mark Kay, M.D., Ph.D.(8)	963,015	3.0%

Leon Chen, Ph.D.(9)	92,849	*

Mark Enyedy(10)	9,587	*

Jeff Goater	—	—

Daphne Karydas	—	—

Richard Moscicki, M.D.(11)	30,852	*

Michael Wyzga(12)	30,077	*

All executive officers and directors as a group (11 persons)(13)	2,245,226	6.8%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o LogicBio Therapeutics, 65 Hayden Avenue, Floor 2, Lexington, MA 02421.

(2)

As reported on a Schedule 13D/A filed with the SEC on October 6, 2020 by OrbiMed Advisors LLC (“OrbiMed Advisors”), OrbiMed Advisors Israel II Limited (“OrbiMed Limited”), OrbiMed Israel GP II, L.P. (“OrbiMed Israel”), OrbiMed Capital GP VI (“OrbiMed GP”), OrbiMed Genesis GP LLC (“OrbiMed Genesis”) and OrbiMed Capital LLC (“OrbiMed Capital”) (collectively, the “OrbiMed Reporting Persons”). 4,126,972 and 3,524,997 shares are directly held by OrbiMed Israel Partners II. L.P. (“OIP II”) and OrbiMed Private Investments VI, LP (“OPI VI”), respectively. OrbiMed Israel is the sole general partner of OIP II pursuant to the terms of a limited partnership agreement of OIP II, and OrbiMed Limited is the sole general partner of OrbiMed Israel pursuant to the terms of the limited partnership agreement of OrbiMed Israel. As a result, OrbiMed Israel and OrbiMed Limited share the power to direct the vote and disposition of the shares held by OIP II, and both OrbiMed Israel and OrbiMed Limited may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OIP II. OrbiMed Limited exercises this investment power through an investment committee comprised of Carl L. Gordon, Jonathan Silverstein, Nissim Darvish, Anat Naschitz and Erez Chimovits, each of whom disclaims beneficial ownership of the shares held by OPI II. OrbiMed GP is the sole general partner of OPI VI, pursuant to the terms of the limited partnership agreement of OPI VI, and OrbiMed Advisors is the sole managing member of OrbiMed GP, pursuant to the terms of the limited liability company agreement of OrbiMed GP. As a result, OrbiMed Advisors and OrbiMed GP share power to direct the vote and disposition of the shares held by OPI VI and may be deemed directly or indirectly, including by reason of mutual affiliation, to be the beneficial owners of the shares held by OPI VI. Each of OrbiMed Advisors and OrbiMed GP disclaims any beneficial ownership over the shares of the other OrbiMed Reporting Persons. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl. L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI. 296,296 and 518,518 shares are directly held by OrbiMed Genesis Master Fund, L.P. (Genesis”) and The Biotech Growth Trust PLC (“BIOG”), respectively. OrbiMed Genesis is the general partner of Geneses, pursuant to the terms of the limited partnership agreement of Genesis, and OrbiMed Advisors is the managing member of OrbiMed Genesis, pursuant to the terms of the limited liability company of OrbiMed Genesis. As a result, OrbiMed Advisors and OrbiMed Genesis share power to direct the vote and disposition of the shares held by Genesis and may be deemed, directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by Genesis. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by Genesis. OrbiMed Capital is the investment advisor of BIOG. As a result, OrbiMed Capital has the power to direct the vote and disposition of the shares held by BIOG and may be deemed directly or indirectly, including by reason of mutual affiliation, to be the beneficial owner of the shares held by BIOG. OrbiMed Capital disclaims any beneficial ownership over such shares. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by BIOG. The address of OrbiMed Advisors, OrbiMed Limited, OrbiMed Israel, OrbiMed GP, OrbiMed Genesis and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

As reported on a Schedule 13D/A filed with the SEC on September 29, 2020 by Arix Bioscience Plc (“Arix Plc”) and Arix Bioscience Holdings Limited (“Arix Ltd.”). The shares directly held by Arix Ltd. are indirectly held by Arix Plc, the sole owner and parent of Arix Ltd. Arix Plc and Arix Ltd. share voting and dispositive power with regard to the Company’s securities directly held by Arix Ltd. All indirect holders of the above reference securities disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address of Arix Bioscience Plc and Arix Ltd. is 20 Berkeley Square, Mayfair, London W1J 6EQ, United Kingdom.

(4)

As reported on a Schedule 13G/A filed with the SEC on February 12, 2021 by Andera Partners (“Andera”), BioDiscovery 5 (“Biodiscovery 5”) and Sofia Ioannidou. The shares directly held by BioDiscovery 5 are indirectly held by Andera, the manager of BioDiscovery 5. Andera shares voting and dispositive power with regard to the Company’s securities directly held by BioDiscovery 5. Dr. Ioannidou is a director of Andera and may be deemed to share voting and dispositive power over such shares. The address of Andera, BioDiscovery 5 and Dr. Ioannidou is 374 Rue Saint-Honore, 75001 Paris, France.

(5)

Consists of 237,939 shares of common stock, 23,414 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”) within 60 days of April 7, 2021 and options to purchase 714,316 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(6)

Consists of 17,003 shares of common stock, 9,360 shares of common stock issuable upon the vesting of RSUs within 60 days of April 7, 2021 and options to purchase 75,565 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(7)	Consists options to purchase 41,249 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(8)	Consists of 784,557 shares of common stock and options to purchase 178,458 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(9)	Consists of 22,333 shares of common stock and options to purchase 70,516 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(10)	Consists of 2,921 shares of common stock and options to purchase 6,666 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(11)	Consists of 3,916 shares of common stock and options to purchase 26,936 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(12)	Consists of 3,141 shares of common stock and options to purchase 26,936 shares of common stock that are exercisable as of April 7, 2021 or will become exercisable within 60 days after such date.

(13)	See footnotes 5 through 12.

MANAGEMENT AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND STRUCTURE

Our amended and restated certificate of incorporation, or our certificate of incorporation, states that the Board of Directors shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of the Board of Directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that the Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and amended and restated bylaws, or bylaws, our Class III directors, if elected at the Annual Meeting, will serve until the 2024 annual meeting of stockholders, our Class I directors will serve until the 2022 annual meeting of stockholders and our Class II will serve until the 2023 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board of Directors among the three classes.

The Board of Directors is currently comprised of eight members. Below is a list of the names, ages as of March 31, 2021 and classification of the individuals who currently serve as our directors.

Name	Age	Position

Mark Enyedy	57	Director (Class I)

Jeff Goater	45	Director (Class I)

Mark Kay, M.D., Ph.D.	63	Director (Class I)

Leon Chen, Ph.D.	46	Director (Class II)

Daphne Karydas	48	Director (Class II)

Frederic Chereau	54	Director (Class III); Chief Executive Officer and President

Richard Moscicki	69	Chair of the Board of Directors (Class III)

Michael Wyzga	66	Director (Class III)

DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

DIRECTOR NOMINEES (CLASS III DIRECTORS)

Frederic Chereau has served as our President and Chief Executive Officer since April 2016. Prior to joining LogicBio, Mr. Chereau served as the President and Chief Operating Officer of aTyr Pharma Inc. from February 2014 to July 2015. Before that, he worked at Shire Pharmaceuticals, a biopharmaceutical company, serving as Senior Vice President—Global Franchise Lead, Angioedema, from September 2012 to December 2013. Before the acquisition of Pervasis Therapeutics by Shire, Mr. Chereau served as its Chief Executive Officer and President since October 2008. Before Pervasis, Mr. Chereau worked at Genzyme from 1999 to 2008, where he held various positions within the organization in Europe and in the United States, culminating in his position as Vice President and General Manager of the Cardiovascular Business Unit. Previously, he held various sales and marketing roles in a medical device company in France. Mr. Chereau serves on the board of directors of Dynacure, a biotechnology company dedicated to the development of new treatments for patients affected by centronuclear myopathies, and on the strategic advisory board of La Rochelle Business School in France. He holds a bachelor’s degree in physics from Paris University, a master’s degree from ESC La Rochelle and an M.B.A. from INSEAD. We believe that Mr. Chereau is qualified to serve as a member of our board based on his experience in the biotechnology industry, as well as his insight as our President and Chief Executive Officer.

Richard Moscicki, M.D. has served as a member of our board of directors since October 2018 and as Chair since June 2020. Dr. Moscicki is currently the Executive Vice President for Science and Regulatory Advocacy and the Chief Medical Officer at Pharmaceutical Research and Manufacturers of America, a position he has held since October 2017. Previously, from March 2013 to October 2017, he served as Deputy Center Director for Science Operations for the U.S. Food and Drug Administration’s Center for Drug Evaluation and Research. Since June 2018, Dr. Moscicki has served as a director of Akcea Therapeutics, Inc. (Nasdaq: AKCA), where he is also a member of the nominating and governance committee and the compensation committee. He has also served as a director of KSQ Therapeutics, Inc. since September 2018. He received a B.S. and an M.D. from Northwestern University. We believe Dr. Moscicki is qualified to serve as a member of our board based on his extensive clinical and regulatory experience in the pharmaceutical industry.

Michael Wyzga has served as a member of our board of directors since September 2018. Mr. Wyzga is currently the President of MSW Consulting, Inc., a private company focused on strategic biotechnology consulting, a position he has held since November 2013. Prior to that, Mr. Wyzga served as President and Chief Executive Officer and a member of the Board of Directors of Radius Health, Inc., a publicly traded biopharmaceutical company, from 2011 until November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation. Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from 2003 until 2011 and as chief financial officer from 1999 until 2011. Mr. Wyzga has served as a non-executive director and a member of the audit committee of Mereo BioPharma Group plc (Nasdaq: MREO) since April 2019 and served as a director of OncoMed Pharmaceuticals, Inc. from February 2013 until its merger with Mereo in April 2019. Since February 2015, Mr. Wyzga has also served as a director of Exact Sciences Corporation (Nasdaq: EXAS), where he is also a member of the audit and compensation committees. Mr. Wyzga has served as the chairman of the board of X4 Pharmaceuticals, Inc. (Nasdaq: XFOR) since 2018 and has served as the chairman of the board of GenSight Biologics, a biotechnology company listed in Euronext Paris, since 2017. Mr. Wyzga also previously served as a director of Akebia Therapeutics, Inc. (Nasdaq: AKBA), a publicly traded biotechnology company, from February 2014 until December 2018, Idenix Pharmaceuticals, Inc., a publicly traded biotechnology company that was acquired by Merck (NYSE: MRK) in August 2014, where he also served as the chair of the audit committee and a member of the compensation committee, and as a member of the Supervisory Board of Prosensa Holding B.V., a publicly traded biopharmaceutical company, from June 2014 until its acquisition by BioMarin Falcon B.V. (Nasdaq: BMRN) in December 2014. He received an M.B.A. from Providence College and a B.S. from Suffolk University. We believe Mr. Wyzga’s extensive experience in the biotechnology space, and his financial experience, provide him with the qualifications and skills to serve as a director.

DIRECTORS WITH TERMS EXPIRING IN 2022 (CLASS I DIRECTORS)

Mark J. Enyedy has served as a member of our board of directors since March 2020. Mr. Enyedy has served as the President and Chief Executive Officer of ImmunoGen, Inc. since 2016. Prior to joining ImmunoGen, he served in various executive capacities at Shire PLC, a pharmaceutical company, from 2013 to 2016, including as Executive Vice President and Head of Corporate Development from 2014 to 2016, where he led Shire’s strategy, M&A and corporate planning functions and provided commercial oversight of Shire’s pre-Phase 3 portfolio. Prior to joining Shire, he served as Chief Executive Officer and a director of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from 2011 to 2013. Prior to joining Proteostasis, he served for 15 years at Genzyme Corporation, a biopharmaceutical company, most recently as President of the Transplant, Oncology, and Multiple Sclerosis divisions. Mr. Enyedy holds a J.D. from Harvard Law School and practiced law prior to joining Genzyme. Mr. Enyedy is also a director of Akebia Therapeutics (Nasdaq: AKBA) and The American Cancer Society of Eastern New England. Within the past five years, he also served as a director of Fate Therapeutics, Inc. (Nasdaq: FATE) and Keryx Biopharmaceuticals, Inc. We believe that Mr. Enyedy should serve on our Board because of his significant leadership experience, including as chief executive officer, in the life sciences industry.

Jeff Goater has served as a member of our board of directors since December 2020. Mr. Goater has served as Chair of the board of directors of Surface Oncology, Inc. (Surface), a clinical-stage biopharmaceutical company, since April 2021. Previously, he served as the Chief Executive Officer and a member of the board of directors of Surface from February 2018 to March 2021. Mr. Goater previously was Secretary and Chief Business Officer of Surface from February 2017 to September 2018 and February 2017 to February 2018, respectively. Prior to Surface, Mr. Goater served as the Chief Financial Officer and held other senior business and finance positions at Voyager Therapeutics, Inc., a clinical-stage gene therapy company, from September 2013 to December 2016. Prior to that, he served as Vice President of Business Development at Synageva BioPharma Corp. (subsequently acquired by Alexion Pharmaceuticals, Inc.), from April 2013 to July 2013, and before that, he worked as an investment banker at Evercore Partners Inc. (now Evercore Inc.), from April 2008 to April 2013, most recently as Managing Director. Before Evercore, Mr. Goater worked as an equity research analyst at Cowen and Company, LLC, covering the biopharmaceutical sector, from August 2004 to March 2008. He currently serves on the board of directors of

Vaccinex, Inc. (Nasdaq: VCNX). Mr. Goater received a B.A. in Biology, an M.S. in Pathology, an M.S. in Microbiology and Immunology and an M.B.A., all from the University of Rochester. We believe that Mr. Goater is qualified to serve on our board of directors due to his executive experience and experience in the life sciences industry.

Mark Kay, M.D., Ph.D., has served as a member of our board of directors since January 2016. Dr. Kay is the Dennis Farrey Family Professor in Pediatrics, and a professor of genetics at Stanford University School of Medicine, where he heads the division of human gene therapy. Dr. Kay moved from the University of Washington to Stanford in 1998, where he has been on the faculty since that time. A founder of the American Society of Gene and Cell Therapy, Dr. Kay served as the society’s president from 2005 to 2006. Dr. Kay also serves as a member of the board of directors of Genevant Sciences. He holds a B.S. in physical science from Michigan State University and an M.D. and Ph.D. from Case Western Reserve University. We believe Dr. Kay is qualified to serve on our board of directors due to his significant expertise regarding our technology platform and his long-standing reputation in the field of gene therapy.

DIRECTORS WITH TERMS EXPIRING IN 2023 (CLASS II DIRECTORS)

Leon Chen, Ph.D., has served as a member of our board of directors since January 2016. Dr. Chen is a partner at The Column Group, a healthcare investment firm, where he has been employed since October 2019. Prior to joining The Column Group, Dr. Chen was a venture partner at OriMed Advisors, a healthcare investment firm, where he had been employed since June 2013. Dr. Chen currently serves on the board of directors of Nurix Therapeutics, Inc. (Nasdaq: NRIX), as well as the boards of several privately held life sciences companies. He has a B.A. in biochemistry from U.C. Berkeley, a Ph.D. in molecular pharmacology from Stanford and an M.B.A. from the Stanford Graduate School of Business. We believe that Dr. Chen’s venture capital experience, especially his experience investing in life sciences companies, provides him with the qualifications and skills to serve as a director.

Daphne Karydas has served as a member of our board of directors since December 2020. Ms. Karydas has served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc., a clinical-stage, biopharmaceutical company, since July 2020. Ms. Karydas previously served as Senior Vice President of Corporate Financial Planning & Analysis and Strategy at Allergan plc, a pharmaceutical company, where she oversaw the company’s long-term financial and business strategy, until its recent acquisition by AbbVie in May 2020. She joined Allergan in April 2017 as Senior Vice President of Global Investor Relations and Strategy, leading engagement with the investment community and business strategy development. Prior to joining Allergan, she served as Executive Director and Senior Healthcare Analyst at J.P. Morgan Asset Management from January 2015 to April 2017. Previously, she was a Portfolio Manager and Senior Healthcare Analyst at The Boston Company Asset Management, a BNY Mellon company. Earlier, Ms. Karydas was a Vice President at Goldman Sachs Asset Management focused on healthcare, as well as a member of Goldman Sachs’ healthcare investment banking team. Before joining Goldman Sachs, she was a Project Chemical Engineer at Merck & Co. where she focused on process development for novel vaccines. Ms. Karydas currently serves on the board of Eucrates Biomedical Acquisition Corp. (Nasdaq: EUCR), as well as on the board of a privately held company. Ms. Karydas received a B.A. and M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. We believe that Ms. Karydas is qualified to serve on our board of directors due to her financial executive experience and experience in the life sciences industry.

Director Independence

Under Nasdaq Rule 5605, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions and phase-in provisions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent and, in the case of the audit committee and compensation committee, satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, other than Mr. Chereau, our Chief Executive Officer, is “independent” as that term is defined under Nasdaq Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee satisfies the independence standards for such committee established by the SEC and Nasdaq rules, as applicable. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances deemed relevant in determining their independence.

Board Membership Criteria

Our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors criteria for Board membership and, consistent with those criteria, recommending to the Board of Directors director candidates and nominees for the next annual meeting of stockholders. As reflected in our Corporate Governance Guidelines, it is the policy of the Board of Directors that all directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. The Board of Directors believes that each director should possess the requisite ability, judgment and experience to oversee the Company’s business, and should contribute to the overall diversity of the Board of Directors. The Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and anticipated future needs. In particular, the Board of Directors considers diversity of background and experience, as well as ethnicity, gender and other forms of diversity. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “General Matters—Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

Board Meetings and Attendance

The Board of Directors held four meetings during the year ended December 31, 2020. Each of the directors, other than Mr. Enyedy, who joined the Board of Directors in March 2020, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board of Directors meetings during the year ended December 31, 2020.

It is a policy of the Board of Directors that its members make every effort to attend our annual stockholder meetings in person or be present via teleconference.

Board of Directors Leadership Structure

Our current Board leadership structure separates the positions of Chief Executive Officer and Chair of the Board of Directors, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board of Directors, is primarily responsible for our operations and strategic direction, while our Board Chair, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

The Board of Directors’ Role in Risk Oversight

The Board of Directors and its committees play an important role in risk oversight at LogicBio through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board of Directors. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that LogicBio faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (3) the direct oversight of specific areas of LogicBio’s business by the Audit, Compensation and Nominating and Corporate Governance Committees and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to LogicBio’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting LogicBio to its attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and LogicBio’s independent registered public accounting firm LogicBio’s system of internal controls, its financial and critical accounting practices and its policies relating to risk assessment and management. As part of this process, the Audit Committee discusses LogicBio’s major financial risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. See “Risks Related to Compensation Practices and Policy” below for information related to the Compensation Committee’s oversight of compensation-related risks.

Because of the role of the Board of Directors and its committees in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to LogicBio’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations, but it believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

BOARD COMMITTEES

The Board of Directors has a standing Audit, Compensation and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors and is described more fully below. Each committee operates pursuant to a written charter, and each reviews and assesses the adequacy of its charter periodically and submits its charter to the Board of Directors for approval. The charter for each committee is available on our website (www.logicbio.com) under the “Investors—Corporate Governance” section.

The following table describes which directors serve on each of the Board of Directors’ committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Leon Chen, Ph.D.		X(1)

Mark Enyedy	X		X

Jeff Goater (2)		X

Daphne Karydas (2)	X

Richard Moscicki, M.D. (3)			X(1)

Michael Wyzga (3)	X(1)

(1)	Chair of the committee.

(2)	Mr. Goater and Ms. Karydas were appointed to our Board of Directors effective as of December 10, 2020.

(3)	Nominated for election at the Annual Meeting. See Proposal 1.

Audit Committee

Our Audit Committee is composed of Mark Enyedy, Daphne Karydas and Michael Wyzga, with Mr. Wyzga serving as Chair of the committee. Leon Chen, Ph.D. served as a member of the Audit Committee until December 2020. Ms. Karydas joined our Audit Committee upon her appointment to our Board of Directors in December 2020. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board of Directors has determined that Mr. Wyzga is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. The Audit Committee’s responsibilities include:

•	evaluating, determining the selection of, and, if necessary, determining the replacement or rotation of the independent auditor, the lead audit partner, and any other active audit engagement team;

•	pre-approving or approving all auditing services and all permitted non-audit services by the independent auditor and pre-approving the related fees;

•

assessing and overseeing the independence of the independent auditor and ensuring the receipt of, reviewing, evaluating, and discussing formal written reports from the independent auditor and any disclosed relationships or services regarding the auditor’s independence;

•	establishing hiring policies for employees or former employees of the independent auditors;

•

obtaining and reviewing reports from the independent auditor describing the firm’s internal quality-control procedures and any material issues raised by the most recent quality control review or any inquiry or investigation by governmental or professional authorities with respect to audits carried out by the firm;

•

obtaining assurance from the independent auditors that, in the course of its audit of the Company, it has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred;

•	reviewing with the independent auditor the overall scope and plans for audits;

•	reviewing with the independent auditor any noteworthy audit problems or difficulties;

•

reviewing and discussing with management and the independent auditor the scope of the Company’s system of internal controls, its financial and critical accounting practices, and its policies relating to risk assessment and management;

•

reviewing disclosures about any significant deficiencies or material weaknesses in the design or operation of the Company’s system of internal controls and any fraud involving management or employees playing a significant role in the Company’s system of internal controls;

•	reviewing any special steps or remedial measures adopted in light of material control weaknesses or significant deficiencies, if any;

•	reviewing, to the extent applicable, the Company’s internal controls report and the independent auditor’s internal controls report prior to the filing of any reports;

•

reviewing with management the Company’s procedures and practices designed to provide reasonable assurance that the Company’s books, records, accounts, and internal controls are established and maintained as required by law and regulation, and that there are adequate company-level controls in place to prevent or detect any improper or illegal disbursement of funds;

•

receiving and reviewing reports of the independent auditor discussing all critical accounting policies and practices used in the preparation of the Company’s financial statements, all alternative treatments of financial information within generally accepted accounting principles, or GAAP, that have been discussed with management, and all material written communications between the independent auditor and management;

•

discussing with management and the independent auditor changes in the Company’s critical account principles and the effects of alternative GAAP methods, off-balance sheet structures, and regulatory and accounting initiatives;

•

reviewing and discussing with management and the independent auditor the annual and quarterly financial statements and management’s discussion and analysis of financial condition and results of operations of the Company;

•	reviewing, or establishing standards for the type of information and the type of presentation of such information to be included in, earnings press releases;

•

discussing with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports, if any, that raise material issues regarding, or call into question the integrity of, the Company’s financial statements or accounting policies;

•	reviewing material pending legal proceedings and other contingent liabilities involving the Company;

•

establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal account controls or auditing matters, and submissions by employees of concerns regarding questionable accounting or auditing matters;

•	assisting the Board of Directors in its oversight of risk;

•	overseeing the integrity of the Company’s information technology systems, processes, and data;

•	reviewing and assessing the adequacy of the Audit Committee’s Charter;

•	preparing the Audit Committee’s report for inclusion in the Company’s annual proxy statement; and

•	reviewing and approving all related party transactions in accordance with Company policy.

During the year ended December 31, 2020, the Audit Committee met five times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Mark Enyedy and Richard Moscicki, M.D., with Dr. Moscicki serving as Chair of the committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:

•

identifying individuals qualified to become members of our Board of Directors, receiving nominations for such individuals, and recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to our Board of Directors the classes of the Board on which nominees should serve;

•	establishing a policy under which stockholders may recommend a candidate for consideration for nomination as a director;

•	if a vacancy occurs, identifying and recommending to the Board of Directors qualified candidates to fill such vacancy;

•

developing and recommending to the Board of Directors corporate governance guidelines that address, at a minimum, director qualification standards, director responsibilities, direct access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluations of the Board of Directors;

•	reviewing the corporate governance guidelines and recommending changes as necessary;

•	articulating to each director what service on the Board of Directors entails;

•

reviewing the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board of Directors, service of non-employee directors, the meeting frequency of the Board and the structure of Board meetings;

•	recommending to the Board of Directors processes for annual evaluations of the performance of the Board of Directors and the appropriate committees thereof and overseeing such evaluation processes;

•	reviewing the functions, duties and composition of the committees of the Board of Directors;

•	reviewing Company policies with respect to significant issues of corporate public responsibility;

•	considering and reporting to the Board of Directors any questions of possible conflicts of interest of members of the Board of Directors;

•	overseeing the systems and processes established by the Company to ensure compliance with the Company’s Code of Business Conduct and Ethics;

•	providing for new director orientation and continuing education for existing directors on a periodic basis;

•	overseeing the maintenance and presentation to the Board of Directors of management’s plans for succession to senior management positions in the Company;

•	reviewing and assessing the adequacy of the Committee Charter; and

•	performing or participating in an evaluation of the performance of the Committee.

The Nominating and Corporate Governance Committee met once during the year ended December 31, 2020.

Compensation Committee

Our Compensation Committee is composed of Leon Chen, Ph.D. and Jeff Goater, with Dr. Chen serving as Chair of the committee. Daniel O’Connell, M.D., Ph.D and Erez Chimovits served as members of the Compensation Committee until December 2020. Mr. Goater joined our Compensation Committee upon his appointment to our Board of Directors in December 2020. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1. The Compensation Committee’s responsibilities include:

•	reviewing and establishing the Company’s overall management compensation philosophy and policies;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, or the CEO, and other executive officers of the Company, including all individuals who are “insiders” subject to Section 16 of the Exchange Act (collectively, the Senior Officers), evaluating the performance of the CEO and the other Senior Officers in light of those goals and objectives and recommending to the Board of Directors for approval the compensation for the CEO and other Senior Officers;

•	reviewing and making recommendations to the Board of Directors about the compensation of the non-employee directors;

•

reviewing and administering the Company’s equity-based compensation and management incentive plans and grant awards under such plans and making recommendations to the Board of Directors about amendments to such plans and the adoption of any new compensation plans;

•	recommending to the Board of Directors any stock ownership guidelines for the CEO and the other Senior Officers, other executives and non-employee directors;

•	producing, if required, a compensation committee report on executive compensation for inclusion in the Company’s Annual Report on Form 10-K and its annual proxy statement;

•	reviewing and approving all Senior Officer employment contracts and other compensation, severance, and change-in-control arrangements for the current and former Senior Officers;

•	establishing and reviewing policies and procedures with respect to perquisites;

•

reviewing the Company’s compensation policies, practices and arrangements to determine whether they encourage excessive risk-taking; reviewing the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and assessing the adequacy of the Committee’s Charter; and

•	participating in an evaluation of the performance of the Committee.

During the year ended December 31, 2020, the Compensation Committee met three times.

Compensation Consultants

As a part of determining compensation for our executive officers and directors, the Compensation Committee engaged Arnosti Consulting, Inc., or Arnosti Consulting, as its independent compensation consultant during 2020. Arnosti Consulting provided analysis and recommendations to the Compensation Committee regarding cash and equity compensation for such officers and directors.

In determining to engage Arnosti Consulting, the Compensation Committee considered its independence, taking into consideration relevant factors, including the absence of other services provided to the Company, the amount of fees the Company paid to Arnosti Consulting as a percentage of its respective total revenue, Arnosti Consulting’s policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship any individual compensation advisor has with an executive officer of the Company, any business or personal relationship any individual compensation advisor has with any member of the Compensation Committee and any stock of the Company owned by Arnosti Consulting or its individual compensation advisors. The Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Arnosti Consulting and its individual compensation advisors as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Arnosti Consulting is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C-1 of the Exchange Act.

Delegation of Authority and The Role of Management

The Compensation Committee may delegate to subcommittees, consisting of one or more members of the Compensation Committee, any of the responsibilities of the full committee and may delegate any of its responsibilities to the extent permitted by applicable law to the CEO and/or other senior officers, except that compensation actions affecting the CEO or other senior officers may not be so delegated to any senior officer.

A subset of our executive officers, including our Chief Executive Officer, participate in general sessions of our Compensation Committee. Management does not participate in executive sessions of our Compensation Committee. At the request of our Compensation Committee, our Chief Executive Officer makes compensation-related recommendations to the Compensation Committee with respect to annual base salary, target bonus opportunities and long-term incentive award grants for our executive officers (other than himself). No member of the management team, including our Chief Executive Officer, has a role in determining his or her own compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Risks Related to Compensation Practices and Policies

The Compensation Committee maintains a pay-for-performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the Company in order to maximize personal compensation. To mitigate such risk, the Compensation Committee reviews at least annually the overall structure and components of our compensation program and, with respect to our executive officers, the levels of compensation under such program. The Compensation Committee has reviewed our compensation program and believes that it does not encourage inappropriate actions or risk taking and is not reasonably likely to have a material adverse effect on our business. In addition, we do not believe that the mix or design of the components of our executive compensation program encourages our executive officers to assume excessive risks. We believe that our compensation program, current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives, including the following:

•

base salaries that are consistent with our executive officers’ responsibilities and the market and that are established to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•

corporate objectives for our annual bonus program for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

•	the mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage strategies and actions that balance our short-term and long-term best interests; and

•	equity awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A copy of our Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.logicbio.com and going to the “Corporate Governance” tab under the “Investors” section, or by requesting a copy in writing from our Corporate Secretary at our Lexington, Massachusetts office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting our website at www.logicbio.com and going to the “Corporate Governance” tab under the “Investors” section, or by requesting a copy in writing from our Corporate Secretary at our Lexington, Massachusetts office.

EXECUTIVE OFFICERS

Below is a list of the names, ages as of March 31, 2021 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position

Frederic Chereau	54	Chief Executive Officer and President; Director (Class III)

Kyle Chiang, Ph.D.	41	Chief Operating Officer

Cecilia Jones	46	Chief Financial Officer

Mariana Nacht, Ph.D.	57	Chief Scientific Officer

EXECUTIVE OFFICER BIOGRAPHIES

Biographical information for Frederic Chereau, our Chief Executive Officer and President, is included herein under “Director Biographies—Director Nominees (Class III Directors).”

Kyle Chiang, Ph.D., has served as our Chief Operating Officer since November 2020. Dr. Chiang previously served as our Vice President, Product Strategy from February 2019 to November 2020, our Vice President, Portfolio Management & Operations from February 2018 to February 2019 and our Director, Translational Sciences from October 2016 to February 2018. Before joining the Company, from April 2009 until October 2016, Dr. Chiang held roles of increasing responsibility, most recently as Associate Director, Clinical Sciences and Program Lead, at aTyr Pharma, a biotechnology company. Dr. Chiang received his B.S. in biochemistry and cell biology from the University of California, San Diego and his Ph.D. in macromolecular cellular structure and chemistry from The Scripps Research Institute.

Cecilia Jones has served as our Chief Financial Officer since January 2021. Before joining the Company, Ms. Jones held a variety of roles at Biogen Inc. since November 2010, most recently serving as VP, Finance since June 2019 and, before that, as Senior Director, Corporate Finance from July 2015 to June 2019. Ms. Jones received a Licenciatura en Economia from Universidad de San Andres in Buenos Aires, Argentina and an M.B.A. from Harvard Business School.

Mariana Nacht, Ph.D., has served as our Chief Scientific Officer since November 2020. Before joining the Company, Dr. Nacht served as Chief Scientific Officer of Cereius, a biotechnology company, from December 2019 to November 2020. Before that, she served as Chief Scientific Officer of Vivid Biosciences, a clinical-stage biotechnology company, from January 2018 to July 2019, Vice President, Cancer Biology of KDAc Therapeutics, a biotechnology company, from February 2017 to January 2018 and Vice President, Head of Biology of Padlock Therapeutics from July 2014 to July 2016. Dr. Nacht earned her B.S. in Biology and Spanish from Tufts University and her Ph.D. in Molecular Biology from the Perelman School of Medicine at the University of Pennsylvania.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of our compensation arrangements with our principal executive officer and our next two most highly compensated executive officers and, as required by SEC rules, one of our former executive officers, in all cases, in respect of their service to us in 2020. These individuals, who we refer to as our “named executive officers,” are:

∎	Frederic Chereau, our President and Chief Executive Officer;

∎	Mariana Nacht, Ph.D., our Chief Scientific Officer;

∎	Kyle Chiang, Ph.D., our Chief Operating Officer; and

∎	Bryan Yoon, Esq., our former Chief Administrative Officer, General Counsel and Corporate Secretary.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us during 2020 and, if applicable, 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(4)	STOCK AWARDS ($)(5)	OPTION AWARDS ($)(6)	ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
Frederic Chereau	2020	479,308	192,194	120,816	1,059,517	5,700	1,857,535
President and Chief Executive Officer	2019	510,000	117,300	—	—	5,600	632,900
Mariana Nacht, Ph.D.(1)	2020	35,744	—	—	909,840	716	946,300
Chief Scientific Officer	—	—	—	—	—	—	—
Kyle Chiang, Ph.D.(2)	2020	273,347	69,800	48,298	451,052	5,700	848,197
Chief Operating Officer	—	—	—	—	—	—	—
Bryan Yoon(3)	2020	299,247	—	90,016	453,397	25,468	868,128
Former Chief Administrative Officer, General Counsel and Corporate Secretary	2019	54,808	10,934	—	591,904	8,096	665,742

(1)	Dr. Nacht commenced employment with us on November 30, 2020. The amounts reported for Dr. Nacht only includes compensation paid for the portion of 2020 she was employed by us.

(2)	Dr. Chiang was promoted to Chief Operating Officer effective November 2, 2020. No amounts are reported for Dr. Chiang for 2019 because he was not a named executive officer for that year.

(3)

Mr. Yoon commenced employment with us on November 11, 2019 and terminated employment with us on November 6, 2020. As described in more detail below, in connection with his termination of employment, Mr. Yoon entered into a consulting agreement with us. The amounts reported in this table for Mr. Yoon include the consulting fees paid under that consulting agreement for 2020.

(4)

The amounts reported in this column represent bonuses paid to our named executive officers for 2020 and, if applicable, 2019. See “Narrative Disclosure to Summary Compensation Table – Annual Bonuses” below.

(5)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit awards granted to our named executive officers in 2020, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the restricted stock unit awards are set forth in Note 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

(6)

The amounts reported in this column represent the aggregate grant date fair value of options to purchase our common stock granted to our named executive officers in 2020 and, if applicable, 2019, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 11 to our consolidated financial statements filed with our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

(7)

The amounts reported in this column include employer contributions to our SIMPLE IRA that were made on behalf of each of our named executive officers in 2020 and, if applicable, 2019. The amount reported in this column for Mr. Yoon also include temporary housing expense reimbursements paid to Mr. Yoon in connection with his relocation to the greater Boston area, including $19,768 of such reimbursements in 2020.

Narrative Disclosure to Summary Compensation Table

Agreements with Our Named Executive Officers

Each of our currently-employed named executive officers is party to an employment agreement with us and Mr. Yoon is party to a consulting agreement with us. These agreements set forth the terms and conditions of our named executive officers’ employment or engagement with us, as applicable. Each named executive officer is also party to a confidential information and invention assignment agreement with us. The material terms of these agreements are summarized below. As used in the summary below, the terms “cause,” “disability,” “good reason” and “change of control” have the meanings set forth in the applicable agreement.

Frederic Chereau. We are party to an amended and restated employment agreement with Mr. Chereau, pursuant to which he has agreed to serve as our President and Chief Executive Officer. Under the amended and restated employment agreement, Mr. Chereau is entitled to receive a base salary, which for 2020 was $526,800 per year, subject to adjustment from time to time, and is eligible to receive an annual bonus with a target annual bonus of 50% of his annual base salary. If Mr. Chereau’s employment is terminated by us other than for cause and other than due to Mr. Chereau’s death or disability or if Mr. Chereau resigns for good reason, he will be entitled to receive base salary continuation for nine months, an amount equal to 0.75 times his target annual bonus, payable in installments over nine months, and reimbursement of COBRA premiums for up to six months. If his employment terminates under such circumstances within 24 months following a change of control, Mr. Chereau will be entitled to receive a lump sum payment equal to 1.5 times the sum of his annual base salary and target annual bonus, an amount equal to the monthly COBRA premium he would be required to pay to continue group health coverage for 12 months, and accelerated vesting of all of his then outstanding and unvested equity and equity-based awards (with any performance-vesting awards vesting at target). All of the foregoing severance benefits are conditioned upon Mr. Chereau’s execution of a separation agreement and an effective release of claims and his compliance with the restrictive covenants described below. In addition, if Mr. Chereau’s employment is terminated for any reason other than cause, the stock options granted to Mr. Chereau prior to the date his employment agreement was amended and restated in 2018 will remain exercisable for 18 months following his termination of employment (or the remainder of the term, if earlier).

Mariana Nacht, Ph.D. We entered into an employment agreement with Dr. Nacht, pursuant to which she has agreed to serve as our Chief Scientific Officer. Under the employment agreement, Dr. Nacht is entitled to receive an annual base salary of $410,000 per year, subject to adjustment from time to time, and is eligible to receive an annual bonus with a target annual bonus of 40% of her annual base salary. The employment agreement also provides for the grant of 200,000 stock options in connection with her initial hire in November 2020, subject to the terms of our equity plan. If Dr. Nacht’s employment is terminated by us other than for cause and other than due to Dr. Nacht’s death or disability or if Dr. Nacht resigns for good reason, she will be entitled to receive base salary continuation for six months, an amount equal to 0.5 times her target annual bonus, payable in installments over six months, and reimbursement of COBRA premiums for up to three months. If her employment terminates under such circumstances within 24 months following a change of control, Dr. Nacht will be entitled to receive a lump sum payment equal to the sum of her annual base salary and target annual bonus, an amount equal to the monthly COBRA premium she would be required to pay to continue group health coverage for nine months, and accelerated vesting of all of her then outstanding and unvested equity and equity-based awards (with any performance-vesting awards vesting at target). All of the foregoing severance benefits are conditioned upon Dr. Nacht’s execution of a separation agreement and an effective release of claims and his compliance with the restrictive covenants described below.

Kyle Chiang, Ph.D. Dr. Chiang was promoted to Chief Operating Officer effective November 2, 2020. Under the terms of his employment agreement with us, Dr. Chiang is entitled to receive an annual base salary, which was increased to $350,000 in connection with his promotion in November 2020, subject to adjustment from time to time, and is eligible to receive an annual bonus with a target annual bonus of 30% of his annual base salary, which was increased to 40% in connection with his promotion beginning in 2021. If Dr. Chiang’s employment is terminated by us other than for cause and other than due to

Dr. Chiang’s death or disability or if Dr. Chiang resigns for good reason, he will be entitled to receive base salary continuation for six months, an amount equal to 0.5 times his target annual bonus, payable in installments over six months, and reimbursement of COBRA premiums for up to three months. If his employment terminates under such circumstances within 24 months following a change of control, Dr. Chiang will be entitled to receive a lump sum payment equal to nine months’ base salary and an amount equal to the monthly COBRA premium he would be required to pay to continue group health coverage for six months, and accelerated vesting of all of his then outstanding and unvested equity and equity-based awards (with any performance-vesting awards vesting at target). All of the foregoing severance benefits are conditioned upon Dr. Chiang’s execution of a separation agreement and an effective release of claims and his compliance with the restrictive covenants described below.

Bryan Yoon, Esq. We entered into a consulting agreement with Mr. Yoon effective November 6, 2020, in connection with his termination of employment with us pursuant to which he agreed to provide certain consulting services to us following his termination of employment. Under the consulting agreement, Mr. Yoon is entitled to receive consulting fees of $1 per day and continued vesting of the stock option award granted to him on December 11, 2019, during the term of the consulting agreement. Prior to termination of his employment, pursuant to the terms of his employment agreement with us, Mr. Yoon was entitled to an annual base salary and was eligible to receive an annual bonus with a target amount equal to 35% of his annual base salary for reimbursement for temporary housing expenses up to $3,500 per month through August 2020 (or his earlier relocation to the greater Boston area).

Restrictive Covenants

Each of our named executive officers has entered into a confidential information and invention assignment agreement, which contains covenants regarding confidential information and invention assignment, as well as a covenant not to solicit our employees during the named executive officer’s employment with us and for one year thereafter.

Base Salaries

Each of our currently-employed named executive officers receives an annual base salary, which was initially established at the time of the named executive officer’s commencement of employment with us and is reviewed by our compensation committee from time to time, generally on an annual basis and in connection with promotions. For 2020, the rate of annual base salary payable to our named executive officers was: $526,800 for Mr. Chereau, $410,000 for Dr. Nacht, $350,000 for Dr. Chiang (following his promotion in November 2020) and $380,000 for Mr. Yoon (prior to his termination of employment in November 2020). In April 2020, in light of the COVID-19 pandemic, Messrs. Chereau and Yoon each agreed to temporarily reduce their base salary by 20% and Dr. Chiang agreed to temporarily reduce his base salary by 15%. The named executive officers’ salaries were restored to their prior levels in October 2020, but the named executive officers were not reimbursed for the amount of this temporary reduction.

Effective as of January 1, 2021, Mr. Chereau’s annual base salary was increased to $542,500 and Dr. Chiang’s annual base salary was increased to $360,500.

Annual Bonuses

Each of our named executive officers is eligible to receive an annual bonus, with the target amount of such bonus, expressed as a percentage of the named executive officer’s annual base salary, set forth in the named executive officer’s employment agreement with us, as described above.

For 2020, Mr. Chereau and Dr. Chiang received a bonus based on the achievement of corporate objectives that were determined by our Compensation Committee, including product development objectives related to the advancement of our current and future platforms and objectives related to the expansion of our team and maintaining high levels of employee retention and morale, and, in the case of Dr. Chiang, individual performance. In 2021, our Compensation Committee determined that our 2020 corporate objectives were achieved at 80% of target levels overall. Based on this determination, our Compensation Committee approved an annual bonus of $192,194 for Mr. Chereau and $69,800 for Dr. Chiang for 2020, which represents 80% of Mr. Chereau’s target bonus for the year and 85% of Dr. Chiang’s target bonus for the year, in each case, calculated based on base salary actually received during 2020 (taking into account the temporary reduction described above)

Dr. Nacht did not receive an annual bonus for 2020 due to her commencement of employment in November of the year. Mr. Yoon did not receive an annual bonus for 2020 on account of his termination of employment with us prior to the end of the year.

Dr. Chiang’s annual bonus target was increased to 40% of his annual base salary effective as of January 1, 2021. The annual bonus targets for Mr. Chereau and Dr. Nacht were not increased in 2021.

Equity Compensation

On February 11, 2020, Mr. Chereau, Dr. Chiang and Mr. Yoon were granted options to purchase 222,000, 28,921 and 95,000 shares of our common stock, respectively. These options vest as to 25% of the shares on January 1, 2021, and in monthly installments over thirty-six months thereafter, generally subject to the named executive officer’s continued service through the applicable vesting date. Mr. Yoon’s 2020 stock option grant was forfeited upon his termination of employment in November 2020.

As an additional retention incentive in light of the temporary salary reductions described above, on April 15, 2020, Mr. Chereau, Dr. Chiang and Mr. Yoon were granted restricted stock units (“RSUs”) with respect to 23,414, 9,360 and 17,445 shares of our common stock, respectively. Mr. Chereau’s and Dr. Chiang’s RSUs vested in full on April 15, 2021, based on the named executive officer’s continued service through the vesting date. Mr. Yoon’s RSUs were forfeited upon his termination of employment in November 2020.

In connection with her commencement of employment with us on November 30, 2020, Dr. Nacht was granted an option to purchase 200,000 shares of our common stock. In connection with his promotion to Chief Operating Officer on November 2, 2020, Dr. Chiang was granted an option to purchase 85,000 shares of our common stock. These options vest as to 25% of the shares on the first anniversary of the option’s vesting commencement date and in monthly installments over 36 months thereafter, generally subject to the named executive officer’s continued service through the applicable vesting date.

Severance and Change of Control Payments and Benefits

Mr. Chereau and Drs. Nacht and Chiang are entitled to severance payments and benefits under their respective employment agreements upon a termination of employment in certain circumstances, including in connection with a change of control. These severance payments and benefits are described under “Agreements with our Named Executive Officers” above and “Outstanding Equity Awards at Fiscal-Year End Table” below. Each of their employment agreements provides that if any payment or benefit provided under such agreement constitutes a “parachute payment” within the meaning of Section 280G of the Code, the named executive officer will be entitled to receive (i) the amount of such payments or benefits reduced so that no portion of the payments or benefits would constitute a “parachute payment” or (ii) the full amount of such payments and benefits, whichever results in the payment of the greater after-tax amount to the named executive officer.

Employee Benefits

We currently provide broad-based health and welfare benefits, including health, dental, vision, life and short- and long-term disability insurance, that are available to all of our full-time employees, including our named executive officers, during their employment with us. In addition, we maintain a SIMPLE IRA retirement plan for all of our full-time employees. In 2020 we contributed an amount equal to 2% of each participating employee’s eligible compensation to this plan. Our named executive officers are eligible to participate in these plans on the same basis as other eligible employees.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the equity awards held by our named executive officers as of December 31, 2020.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Frederic Chereau	478,617	(1)	68,383	(1)	0.73	11/02/2027	—		—
	83,956	(2)	71,044	(2)	10.00	10/18/2028	—		—
	—		222,000	(3)	7.11	2/11/2030	—		—
	—		—		—	—	23,414	(4)	178,649	(5)

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Mariana Nacht, Ph.D.	—		200,000	(6)	6.97	11/30/2030	—		—
Kyle Chiang, Ph.D.	8,001	(7)	—		0.50	10/18/2026	—		—
	20,042	(8)	4,010	(8)	0.73	11/02/2027	—		—
	15,815	(9)	7,091	(9)	0.73	1/31/2028	—		—
	12,458	(10)	10,542	(10)	10.10	10/23/2028	—		—
	—		28,921	(11)	7.11	2/11/2030	—		—
	—		—		—	—	9,360	(12)
	—		85,000	(13)	5.65	11/2/2030	—		—
Bryan Yoon, Esq.	29,790	(14)	80,210	(14)	8.20	12/11/2029	—		—

(1)

Mr. Chereau was granted an option to purchase 547,000 shares of our common stock on November 2, 2017. The option vests in equal 1/48 monthly installments beginning July 19, 2017, generally subject to continued service through the applicable vesting date.

(2)

Mr. Chereau was granted an option to purchase shares of our common stock in connection with our initial public offering on October 18, 2018. The option vests in equal 1/48 monthly installments beginning November 18, 2018, generally subject to continued service through the applicable vesting date.

(3)

Mr. Chereau was granted an option to purchase 222,000 shares of our common stock on February 11, 2020. The option vests as to 1/4 of the shares on January 1, 2021, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

(4)	Mr. Chereau was granted 23,414 RSUs on April 15, 2020, which vested in full on April 15, 2021.
(5)	The market value of the RSUs was calculated based on the closing price of our common stock on December 31, 2020, which was $7.63 per share.
(6)

Dr. Nacht was granted an option to purchase 200,000 shares of our common stock on November 30, 2020. The option vests as to 1/4 of the shares on November 30, 2021, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

(7)

Dr. Chiang was granted an option to purchase 13,715 shares of our common stock on October 18, 2016. The option vests as to 1/4 of the shares on October 17, 2017, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

(8)

Dr. Chiang was granted an option to purchase 32,069 shares of our common stock on November 2, 2017. The option vests as to 1/10 of the shares on November 19, 2017, and in equal 1/48 monthly installments thereafter, generally subject to continued service through the applicable vesting date.

(9)

Dr. Chiang was granted an option to purchase 26,178 shares of our common stock on January 31, 2018. The option vests in equal 1/48 monthly installments beginning February 1, 2018, generally subject to continued service through the applicable vesting date.

(10)

Dr. Chiang was granted an option to purchase 23,000 shares of our common stock on October 23, 2018. The option vests in equal 1/48 monthly installments beginning November 30, 2018, generally subject to continued service through the applicable vesting date.

(11)

Dr. Chiang was granted an option to purchase 28,921 shares of our common stock on February 11, 2020. The option vests as to one fourth of the shares on January 1, 2021, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

(12)	Dr. Chiang was granted 9,360 RSUs on April 15, 2020, which vested in full on April 15, 2021.

(13)

Dr. Chiang was granted an option to purchase 85,000 shares of our common stock on November 2, 2020. The option vests as to one fourth of the shares on November 2, 2021, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

(14)

Mr. Yoon was granted an option to purchase 110,000 shares of our common stock on December 11, 2019. The option vests as to one fourth of the shares on November 11, 2020, and in equal monthly installments over 36 months thereafter, generally subject to continued service through the applicable vesting date.

DIRECTOR COMPENSATION

In connection with our initial public offering in 2018, our Board of Directors adopted a non-employee director compensation policy. Following our initial public offering, our compensation committee, in consultation with our independent compensation consultant, reviewed our non-employee director compensation program. Following this review, our compensation committee recommended, and our Board of Directors approved, a change to our non-employee director compensation policy, effective for 2020, to provide for a fixed number of shares, rather than a fixed grant date value, to be used for initial and annual director equity awards. No changes were made to cash compensation in connection with this review. The following summary describes the material terms of our non-employee director compensation policy in effect during 2020.

Under our non-employee director compensation policy, as in effect during 2020, each non-employee director received an annual cash retainer for service to our Board of Directors and an additional annual cash retainer for service on any committee of our Board of Directors or for serving as the chair of our Board of Directors or any of its committees, in each case, prorated for partial years of service, as follows:

	Board or Committee Member	Board or Committee Chair

Annual cash retainer	35,000	70,000

Additional annual cash retainer for compensation committee	5,000	10,000

Additional annual cash retainer for nominating and corporate governance committee	4,000	7,500

Additional annual cash retainer for audit committee	7,500	15,000

In April 2020, in light of the COVID-19 pandemic, our non-employee directors agreed to temporarily forego their cash compensation. Cash compensation was restored in October 2020, but our non-employee directors were not repaid the foregone cash compensation.

For 2020, our non-employee director compensation policy provided that any non-employee director first elected to our Board of Directors was granted an option to purchase 20,000 shares of our common stock and that each non-employee director who served on our Board of Directors for more than six months at the time of the first meeting of our Board of Directors following the annual meeting of our stockholders was granted at such board meeting an option to purchase 10,000 shares of our common stock. The initial option grants vest in equal annual installments over three years and the annual option grants vest in full on the earlier of the first anniversary of the date of grant or the date of the following annual meeting of our stockholders (or, in either case, upon an earlier change in control (on a prorated basis for the annual option grant)), subject to the non-employee director’s continued service through the applicable vesting date. In addition, in order to compensate them for the forgone cash compensation described above, in April 2020 each of our non-employee directors was granted an RSU award with a grant date value approximately equal to the foregone cash compensation, which RSU awards vested in full on January 1, 2021.

All cash retainers are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. For the calendar quarter during which a non-employee director is newly elected or appointed to our board, all cash retainers are prorated based on the number of calendar days served by such non-employee director following his or her election or appointment.

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee on which he or she serves.

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2020. Mr. Chereau, our President and Chief Executive Officer, receives no compensation for his services as a director and, as a result, is not included in the table below. The compensation received by Mr. Chereau in 2020 for his services as an employee is described in the “Summary Compensation Table” above and the accompanying narrative description.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(3)	OPTION AWARDS ($) (2)(3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Mark Kay, M.D., Ph.D.	17,500	17,504	50,221	67,500	152,725

Leon Chen, Ph.D.	26,808	26,252	50,221	—	103,281

Erez Chimovits, M.Sc., M.B.A.	16,731	20,003	50,221	—	86,956

Tomer Kariv(5)	9,709	—	—	—	9,709

Richard Moscicki, M.D.	30,000	31,171	50,221	—	111,392

Daniel O’Connell, M.D., Ph.D.	17,719	20,003	50,221	—	87,942

Michael Wyzga	25,000	25,002	50,221	—	100,223

Mark Enyedy	13,541	23,251	70,766		107,558

Jeff Goater, M.B.A.	2,391	—	95,936	—	98,327

Daphne Karydas, M.B.A.	2,541	—	95,936	—	98,476

(1)

The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to our non-employee directors in 2020, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 11 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the options to purchase our common stock granted to our non-employee directors in 2020, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 11 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	As of December 31, 2020, our non-employee directors held options to purchase the number of shares of common stock and the number of RSUs set forth in the table below.

Name	Shares subject to outstanding options	Number of Outstanding RSUs
Mark Kay, M.D., Ph.D.	198,675	2,199
Leon Chen, Ph.D.	89,479	3,298
Erez Chimovits, M.Sc., M.B.A.	26,936	—
Tomer Kariv	—	—
Richard Moscicki, M.D.	44,971	3,916
Daniel O’Connell, M.D., Ph.D.	26,936	2,513
Michael Wyzga	44,971	3,141
Mark Enyedy	20,000	2,921
Jeff Goater, M.B.A.	20,000	—
Daphne Karydas, M.B.A.	20,000	—

(4)	The amount reported in this column represents the consulting fees paid to Dr. Kay in 2020 under his consulting agreement, described below.
(5)

Mr. Kariv resigned from our Board of Directors in March 2020. Messrs. Enyedy and Goater, and Ms. Karydas, began serving on our Board of Directors in March 2020, December 2020 and December 2020, respectively.

Consulting Agreement with Dr. Kay

We entered into a consulting agreement with Dr. Kay on April 1, 2018, pursuant to which he agreed to continue to provide consulting services to us on an as-requested basis. Under this agreement, Dr. Kay is entitled to receive $67,500 per year in consulting fees and an additional $5,000 for every Scientific Advisory Board meeting that he attends in person. Dr. Kay also agreed to certain covenants regarding confidential information and invention assignment, as well as a covenant not to solicit our employees during the term of the agreement and for one year thereafter.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of LogicBio for the year ended December 31, 2020, and has discussed these statements with management and Deloitte & Touche LLP, or Deloitte, the Company’s independent registered public accounting firm. LogicBio management is responsible for preparing the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of LogicBio in conformity with U.S. generally accepted accounting principles and discusses any issues it believes should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

The Audit Committee also received from, and discussed with, Deloitte the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission.

Deloitte also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Deloitte its independence from LogicBio.

Based on its discussions with management and Deloitte, and its review of the representations and information provided by management and Deloitte, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the LogicBio Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

The Audit Committee of LogicBio Therapeutics, Inc.

Michael Wyzga, Chair

Mark Enyedy

Daphne Karydas

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2019 and 2020 for each of the following categories of services are as follows:

Fee Category	2019		2020

Audit Fees	$550,284	(1)	$657,761	(1)

Audit Related Fees	—		—

Tax Fees	22,488	(2)	19,425	(2)

All Other Fees	1,895	(3)	—

Total Fees	$574,667		$677,186

(1)

Audit fees in 2019 and 2020 include fees, including out of pocket expenses, in connection with the audit of our annual financial statements, the review of our quarterly financial statements and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings with the SEC.

(2)	Tax fees in 2019 and 2020 are related to tax compliance fees.

(3)	All other fees consist of fees for accessing Deloitte’s online accounting research tool.

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Refer to aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be communicated to the Audit Committee at its next scheduled meeting.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing ownership of and changes in ownership of the Company’s common stock and other equity securities. On the basis of information submitted by the Company’s directors and executive officers, the Company believes that its directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock timely filed all required Section 16(a) filings for fiscal year 2020, except that (i) Arix Bioscience plc filed a late Form 4 on October 5, 2020 in connection with sales of common stock made in July, August and September 2020 and (ii) Mr. Chiang filed one late Form 4 on November 12, 2020 in connection with a grant of an option to purchase shares of common stock on November 2, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2019 in which we were a party, the amount involved exceeded or will exceed $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transactions Policy

We have adopted a related person transactions policy that governs the review and approval of related person transactions. Pursuant to this policy, if we want to enter into a transaction with any of our executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock or immediate family members of any of the foregoing, the Audit Committee will review all of the material facts of the proposed transaction and either approve or disapprove of such transaction. If advance approval by the Audit Committee of such a transaction is not feasible, such matter will be reviewed and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Frederic Chereau, Richard Moscicki and Michael Wyzga are the Class III directors whose terms expire at the 2021 Annual Meeting of Stockholders. Messrs. Chereau, Moscicki and Wyzga have each been nominated for and have agreed to stand for election to the Board of Directors to serve as a Class III director of the Company for three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election. Accordingly, a director nominee will be elected at the Annual Meeting only if the votes properly cast FOR his election exceed the votes properly cast AGAINST his election.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted FOR the election of the nominees listed. LogicBio has no reason to believe that the nominees will be unable to serve. In the event that the nominees are unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may determine that no directors are to be elected at the Annual Meeting. Information relating to the nominees for election as directors and for each continuing director, including his period of service as a director of LogicBio, principal occupation and other biographical material is shown earlier in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR CLASS III DIRECTORS.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte has served as our independent registered public accounting firm since 2018.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Deloitte will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2020 Annual Report on Form 10-K has been posted on the Company’s website (www.logicbio.com) along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2020 Annual Report on Form 10-K, excluding exhibits. Please send a written request to our Chief Financial Officer at:

LogicBio Therapeutics, Inc.

65 Hayden Avenue, Floor 2

Lexington, MA 02421

Attention: Chief Financial Officer

Phone: (617) 245-0399

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Chief Financial Officer at our principal executive offices no later than the close of business on December 28, 2021, which is 120 days prior to the date that is one year from April 27, 2021, the date this year’s proxy statement was released to shareholders.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at LogicBio Therapeutics, Inc., 65 Hayden Avenue, Floor 2, Lexington, MA 02421. To be timely for the 2022 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2021 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than February 11, 2022 and no later than March 13, 2022. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2021 annual meeting.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board of Directors may do so by writing to the Board or to the non-employee members of the Board as a group, at:

LogicBio Therapeutics, Inc.

65 Hayden Avenue, Floor 2

Lexington, MA 02421

Attention: Chief Financial Officer

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Chief Financial Officer that it is a communication for the Board. Upon receiving such a communication, the Chief Financial Officer will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded. The Chief Financial Officer will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENDORSEMENT LINE
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2021 Annual Meeting Proxy Card 1234 5678 9012 345
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.
1. Election of Class III Directors for a three-year term:
For Against Abstain For Against Abstain For Against Abstain
01 - Frederic Chereau 02 - Richard Moscicki 03 - Michael Wyzga
For Against Abstain
2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.
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C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
31BM 502193 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
03GBOB

The 2021 Annual Meeting of Stockholders of LogicBio Therapeutics, Inc. will be held on Friday, June 11, 2021, at 9:00 a.m. E.T., virtually via the internet at www.meetingcenter.io/252372261.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — LOGC2021.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/LOGC
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — LogicBio Therapeutics, Inc. Notice of 2021 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2021
Frederic Chereau and Cecilia Jones, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LogicBio Therapeutics, Inc. to be held on June 11, 2021 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed in Proposal 1 and FOR Proposal 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.